Exhibit 99.1

BIO-key Reports Q3’24 Revenue Rose 18% to $2.1M, Reduced Q3’24 Net Loss, and

Improved Cash Position; Hosts Investor Call Tomorrow, Fri. Nov. 15th, 10am ET

Holmdel, NJ – November 14, 2024 – BIO-key® International, Inc. (Nasdaq: BKYI), an innovative provider of workforce and customer Identity and Access Management (IAM) solutions featuring passwordless, phoneless and token-less Identity-Bound Biometric (IBB) authentication, announced results for its third quarter ended September 30, 2024 (Q3’24). BIO-key’s 2023 Q3 and nine month results were restated and filed with the Company’s 2023 Form 10-K and are reflected in this release. BIO-key will host an investor call tomorrow, Friday, November 15th at 10:00am ET (details below).

Financial Highlights

●	Q3’24 revenues rose 18% to $2.1M from $1.8M in Q3’23, principally due to a $0.5M increase in license revenue related to expanded software deployments by long-term customers.
●

Gross profit improved to $1.7M (78.3% gross margin) in Q3’24 vs. $0.3M (18.7% gross margin) in Q3’23, due to an increase in high-margin license revenue, lower costs to support deployments, and a $1M hardware reserve taken in the prior-year period.

●

BIO-key trimmed Q3’24 operating expenses by $46,000 versus Q3’23, reflecting proactive reductions in administration, sales personnel costs and marketing show expenses, offset by higher professional services expenses principally related to financing activities.

●

BIO-key reported a Q3’24 net loss of $0.7M compared to a Q3’23 net loss of $1.8M, due primarily to an increase in high-margin license revenue, level operating expenses, and the prior-year hardware reserve.

●

Cash used in operating activities was $2.4M through the first nine months of 2024 vs. $2.3M in the prior-year period. The current-year period reflects BIO-key’s net loss through the first nine months and positive adjustments for non-cash expenses of approximately $667,000.

Recent Highlights

●	Following the close of Q3’24, BIO-key Secured a $910k Order to Upgrade a Long-time Financial Services Customer to its Enhanced Biometric Customer Identification Technology
●	A Leading International Defense Ministry Awarded BIO-key $500k in Follow-On Orders for Biometric User Authentication
●	British Columbia Added 10,000 Users to its BIO-key Biometric Solution Deployment for Sign-on and Physical Access Control
●	BIO-key’s PortalGuard Identity and Access Management Solution and Identity-Bound Biometrics Became Available on the Amazon Web Services (AWS) Marketplace
●	Williamsburg, VA advanced its Zero Trust initiative with BIO-key’s Identity-Bound Biometrics.
●	BIO-key Raised $1.9M in Gross Proceeds via Warrant Inducement

Commentary

BIO-key CEO, Mike DePasquale commented, “We had a very productive third quarter, with revenue increasing 18% year-over-year and $1M compared to Q2’24, supported by license fee revenue which rose to $1.4M in Q3’24 from $1.0M in Q3’23. Our Q3’24 revenues reflected strength in orders from existing customers who are expanding their deployment of BIO-key solutions. This momentum continued into Q4 with an exciting order from a long-time foreign financial services customer to utilize our biometric identification technology for customer identification within their branches.

“This firm has already enrolled the fingerprint biometrics of over 25M of its customers using BIO-key technology as part of its know your customer (KYC) process. They are now upgrading to BIO-key’s “fingerprint only” identification solution which will enable them to identify each of their customers with just a fingerprint scan, eliminating the need for a bank card, account or ID number. This highly secure and efficient identification approach is expected to save an estimated thirty seconds per client encounter, benefiting both customers and bank personnel.

“We believe this is one of the world’s largest deployments of one-to-many biometric technology in a private commercial or enterprise setting, as compared to one-to-one matching of a fingerprint scan with a biometric associated with an account, ID number or card. Working with the client and our partner at AWS, we intend to publish a more detailed whitepaper on this deployment to fully explain the unique benefits our advanced biometric identity solutions can provide to other enterprises. We are of course very excited about this large-scale adoption of our technology and look to leverage the value and benefits of use in this example for our direct and Channel Alliance Partner (CAP) sales programs.

“Given the nature of our size and the timing and impact of larger customer orders, we do expect our performance to vary on a quarter-to-quarter basis as we build a growing base of high-margin, annually recurring revenue streams from software licenses and services. We expect full year 2024 revenues to meet or exceed the $7.75M achieved in 2023, and we continue to pursue opportunities to lower our overhead and variable costs, as we progress the business toward positive operating cash flow and profitability in the coming quarters. Additionally, we continue to seek potential strategic opportunities that can leverage our core strengths and business platform to create value for our shareholders.

“From a financial perspective, we were able to raise $1.9M during the third quarter through a warrant inducement agreement, pursuant to which an existing institutional investor exercised warrants to purchase 1,030,556 BIO-key shares at $1.85 per share. Reflecting these proceeds, our cash position improved to $1.8M at close of Q3’24 vs. $0.5M at year end 2023.”

Financial Results

BIO-key’s Q3’24 revenues increased 18% to $2.1M from $1.8M in Q3’23. License revenue increased $491,000 or 52% to $1.4M and hardware sales increased 56% to $436,000, as several long-term customers expanded their license deployments and purchased additional biometric readers. Declines in recurring and non-recurring service revenues of $320,522 stemmed from the loss of one large recurring service agreement and one large customization customer from the prior-year period. For the nine months ended September 30, 2024, revenues were $5.5M compared to $5.9M in the comparable 2023 period, as increased license fees and hardware revenue was offset by lower service revenues.

Q3’24 Gross profit was $1.7M (78.3% gross margin) versus $0.3M (18.7% gross margin) in Q3’23, primarily reflecting the impact of a $1M hardware reserve in Q3’23, a higher proportion of high margin license fee revenue in Q3’24, and lower costs to support deployments, including license fees for third-party software included in BIO-key’s Swivel Secure offerings.

BIO-key trimmed operating expenses by $46,000 in Q3’24 versus Q3’23, reflecting reductions in administration expenses, including lower headquarters expense, sales personnel costs, and marketing show expenses, partially offset by an increase in professional services, principally related to the Company’s financing activities. Also offsetting lower SG&A costs was a $122,000 increase in research, development and engineering expense due to increased personnel costs to support new product development.

Reflecting higher revenue and gross profit and flat operating expenses, BIO-key’s net loss improved to $0.7M, or $0.39 per share, in Q3’24, from a net loss of $1.8M, or $3.22 per share, in Q3’23. Likewise, BIO-key reduced its net loss for the first nine months of 2024 to $2.9M, or $1.69 per share, compared to a net loss of $6.1M, or $10.79 per share, in the first nine months of 2023. Q3’23 results included the hardware reserve of $1.0M and the first nine months of 2023 included a hardware reserve of $2.5M.

Balance Sheet

At September 30, 2024, BIO-key had current assets of approximately $4.6M, including $1.8M of cash and cash equivalents, $2.0M of net accounts receivable and due from factor, and $387,000 of inventory. This compares to current assets of $2.6M at December 31, 2023, including approximately $511,000 of cash equivalents, $1.3M of net accounts receivable and due from factor, and $446,000 of inventory.

Conference Call Details

Date / Time:	Friday, November 15th at 10 a.m. ET
Call Dial In #:	1-877-418-5460 U.S. or 1-412-717-9594 Int’l
Live Webcast / Replay:	Webcast & Replay Link – Available for 3 months.
Audio Replay:	1-877-344-7529 U.S. or 1-412-317-0088 Int’l; code 7307131

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software securing access for over forty million users. BIO-key allows customers to choose the right authentication factors for diverse use cases, including phoneless, tokenless, and passwordless biometric options. Its hosted or on-premise PortalGuard IAM solution provides cost-effective, easy-to-deploy, convenient, and secure access to computers, information, applications, and high-value transactions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital to satisfy working capital needs; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; our ability to integrate the operations and personnel of Swivel Secure into our business; fluctuations in foreign currency exchange rates; delays in the development of products, the commercial, reputational and regulatory risks to our business that may arise as a consequence the restatement of our financial statements, including any consequences of non-compliance with Securities and Exchange Commission and Nasdaq periodic reporting requirements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; if we fail to increase our stockholders’ equity to at least $2.5 million, our common stock will be delisted from the Nasdaq Capital Market which could negatively impact the trading price of our common stock and impair our ability to raise capital, any disruption to our business that may occur on a longer-term basis should we be unable to remediate during fiscal year 2024 certain material weaknesses in our internal controls over financial reporting, and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key

Facebook – Corporate:	https://www.facebook.com/BIOkeyInternational/
LinkedIn – Corporate:	https://www.linkedin.com/company/bio-key-international
X – Corporate:	@BIOkeyIntl
X – Investors:	@BIO_keyIR
StockTwits:	BIO_keyIR

Investor Contacts

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com or 212-924-9800

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues
Services	$267,371	$587,893	$764,062	$1,740,880
License fees	1,441,011	950,015	4,165,669	3,764,342
Hardware	436,422	279,200	537,562	424,582
Total revenues	2,144,804	1,817,108	5,467,293	5,929,804
Costs and other expenses
Cost of services	110,723	125,039	322,957	639,996
Cost of license fees	146,732	253,891	443,384	1,022,919
Cost of hardware	207,655	97,674	260,684	240,074
Cost of hardware - reserve	-	1,000,000	-	2,500,000
Total costs and other expenses	465,110	1,476,604	1,027,025	4,402,989
Gross profit	1,679,694	340,504	4,440,268	1,526,815

Operating Expenses
Selling, general and administrative	1,607,925	1,776,305	5,332,764	5,851,201
Research, development and engineering	652,174	529,757	1,850,929	1,778,097
Total Operating Expenses	2,260,099	2,306,062	7,183,693	7,629,298
Operating loss	(580,405)	(1,965,558)	(2,743,425)	(6,102,483)
Other income (expense)
Interest income	2	5,917	53	5,944
Loss on foreign currency transactions	-	-	-	(15,000)
Loan fee amortization	(60,000)	-	(64,000)	-
Change in fair value of convertible note	-	167,283	-	264,706
Interest expense	(98,556)	(45,655)	(108,823)	(159,380)
Total other income (expense), net	(158,554)	127,545	(172,770)	96,270

Loss before provision for income tax	(738,959)	(1,838,013)	(2,916,195)	(6,006,213)

Provision for (income tax) tax benefit	-	189	-	(142,811)

Net loss	$(738,959)	$(1,837,824)	$(2,916,195)	$(6,149,024)

Comprehensive loss:
Net loss	$(738,959)	$(1,837,824)	$(2,916,195)	$(6,149,024)
Other comprehensive income (loss) – Foreign currency translation adjustment	89,933	35,364	51,878	127,394
Comprehensive loss	$(649,026)	$(1,802,460)	$(2,864,317)	$(6,021,630)

Basic and Diluted Loss per Common Share	$(0.40)	$(3.22)	$(1.83)	$(10.79)

Weighted Average Common Shares Outstanding:
Basic and diluted	1,833,047	570,753	1,596,029	569,882

All BIO-key shares issued and outstanding for all periods reflect BIO-key’s 1-for-18 reverse stock split, which was effective December 21, 2023.

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,801,137	$511,400
Accounts receivable, net	1,930,258	1,201,526
Due from factor	49,018	99,320
Inventory	386,944	445,740
Prepaid expenses and other	382,866	364,171
Total current assets	4,550,223	2,622,157
Equipment and leasehold improvements, net	162,551	220,177
Capitalized contract costs, net	430,596	229,806
Deposits and other assets	7,975	-
Operating lease right-of-use assets	73,637	36,905
Intangible assets, net	1,174,721	1,407,990
Total non-current assets	1,849,480	1,894,878
TOTAL ASSETS	$6,399,703	$4,517,035

LIABILITIES
Accounts payable	$1,564,654	$1,316,014
Accrued liabilities	1,254,415	1,305,848
Note payable	2,164,693	-
Government loan – BBVA Bank, current portion	141,854	138,730
Deferred revenue, current	719,846	414,968
Operating lease liabilities, current portion	24,545	37,829
Total current liabilities	5,870,007	3,213,389
Deferred revenue, long term	240,664	28,296
Deferred tax liability	22,998	22,998
Government loan – BBVA Bank – net of current portion	83,901	188,787
Operating lease liabilities, net of current portion	49,091	-
Total non-current liabilities	396,654	240,081
TOTAL LIABILITIES	6,266,661	3,453,470

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Common stock — authorized, 170,000,000 shares; issued and outstanding; 3,109,288 and 1,032,777 of $.0001 par value at September 30, 2024 and December 31, 2023, respectively	311	103
Additional paid-in capital	127,981,436	126,047,851
Accumulated other comprehensive loss	74,699	22,821
Accumulated deficit	(127,923,404)	(125,007,210)
TOTAL STOCKHOLDERS’ EQUITY	133,042	1,063,565
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,399,703	$4,517,035

All BIO-key shares issued and outstanding for all periods reflect BIO-key’s 1-for-18 reverse stock split, which was effective December 21, 2023.

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2024	2023

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(2,916,195)	$(6,149,024)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	69,115	38,213
Amortization of intangible assets	233,269	217,978
Change in fair value of convertible note	-	(264,706)
Amortization of capitalized contract costs	128,953	126,057
Amortization of Note Payable	64,000	-
Reserve for inventory	(98,875)	2,500,000
Operating leases right-of-use assets	(58,950)	146,890
Share and warrant-based compensation for employees and consultants	162,614	163,584
Stock based directors’ fees	9,003	39,006
Deferred income tax benefit	-	(20,000)
Bad debts	-	550,000
Change in assets and liabilities:
Accounts receivable	(398,753)	(434,989)
Due from factor	50,302	(13,072)
Capitalized contract costs	(329,743)	(107,336)
Deposits	(7,975)	-
Inventory	58,796	145,156
Prepaid expenses and other	(18,695)	(51,831)
Accounts payable	248,640	488,417
Accrued liabilities	(51,433)	327,131
Income taxes payable	-	62,811
Deferred revenue	517,246	128,253
Operating lease liabilities	(60,827)	(154,460)
Net cash used in operating activities	(2,399,508)	(2,261,922)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(23,047)	-
Net cash used in investing activities	(23,047)	-
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from Note Payable	2,000,000	-
Offering costs	(147,862)	(25,434)
Proceeds for exercise of warrants	1,908,099	-
Receipt of cash from Employee stock purchase plan	1,939	13,934
Repayment of government loan	(101,762)	(113,885)
Net cash used in financing activities	3,660,414	(125,385)

Effect of exchange rate changes	51,878	58,871

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,289,737	(2,328,436)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	511,400	2,635,522
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,801,137	$307,086

All BIO-key shares issued and outstanding for all periods reflect BIO-key’s 1-for-18 reverse stock split, which was effective December 21, 2023.